                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS

            As Harken Energy Corporation's independent reserve engineers, Ryder Scott Company consents to the reference in this registration statement to Ryder Scott Company's reserve report dated December 31, 2001.

                                                             RYDER SCOTT COMPANY


Houston, Texas
September 11, 2002